CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated January 27, 2000 on Worldwide Real Estate Fund, Worldwide Bond Fund, Worldwide Hard Assets Fund and Worldwide Emerging Markets Fund, in this Registration Statement (Form N-1A No. 33-13019) of Van Eck Worldwide Insurance Trust.

                                                  Ernst & Young LLP
                                                  -----------------
                                                  ERNST & YOUNG LLP

New York, New York
April 5, 2000